                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or
         Rule 240.14a-12

                               ZENITH NATIONAL INSURANCE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               ZENITH NATIONAL INSURANCE CORP.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
     ---------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                            [LOGO]
                                              Zenith National Insurance Corp.
                                              21255 Califa Street
                                              Woodland Hills, California 91367
                                              Telephone (818) 713-1000
    NOTICE OF ANNUAL MEETING
--------------------------------------------------------------------------------

    The Annual Meeting of Stockholders of Zenith National Insurance Corp. ("Zenith") will be held at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, on Thursday, May 20, 1999, at 9:00 a.m., for the following purposes:

    1.  To elect a Board of ten (10) Directors.

    2. To approve Amendment No. 1 to the Zenith National Insurance Corp. 1996 Employee Stock Option Plan.

    3. To transact such other business as may properly come before the meeting and any adjournments thereof.

    Stockholders of record at the close of business on March 22, 1999, the record date fixed by the Board of Directors for the Annual Meeting, are entitled to notice of, and to vote at, such meeting.

                                          By Order of the Board of Directors

                                          John J. Tickner
                                          SECRETARY

Woodland Hills, California
Dated: April 13, 1999

    STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTPAID AND PRE-ADDRESSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO ZENITH, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                        ZENITH NATIONAL INSURANCE CORP.
                              21255 Califa Street,
                        Woodland Hills, California 91367

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                     VOTING

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zenith National Insurance Corp. ("Zenith") of proxies to be voted at the Annual Meeting of Stockholders of Zenith to be held on Thursday, May 20, 1999, at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice to Zenith, and the persons executing the same, if in attendance at the Annual Meeting, may vote in person instead of by proxy. Unless authority therefor is withheld, all proxies will be voted as provided therein. In addition to solicitation of proxies by mail, officers and regular employees of Zenith and its subsidiaries, who will receive no additional compensation therefor, may solicit proxies by telephone, telegram or personal interview. The corporate subsidiaries of Zenith are Zenith Insurance Company ("Zenith Insurance"), CalRehab Services, Inc., Perma-Bilt, a Nevada Corporation, Zenith Development Corp., Zenith Insurance Management Services, Inc., Zenith Risk Management, Inc., Zenith Star Insurance Company, and ZNAT Insurance Company. The cost of this solicitation will be borne by Zenith. In addition, Zenith will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to stockholders.

    The approximate date on which this Proxy Statement and accompanying form of proxy are first being sent to stockholders is April 19, 1999.

    Only stockholders of record at the close of business on March 22, 1999, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at such meeting. On such date, Zenith had outstanding 17,116,364 shares of common stock, $1.00 par value per share (the "Common Stock"). Each share of Common Stock entitles the record holder to one vote on all matters. With respect to the election of Directors only, however, every stockholder may cumulate his votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, any stockholder has given notice at the Annual Meeting prior to voting of his intention to cumulate his votes. In the event there is cumulative voting for Directors, each stockholder will be entitled to give one candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or to distribute his votes on the same principle among as many candidates as such stockholder thinks fit. In the event the election of Directors is to proceed with cumulative voting, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes to which shares covered by the proxy are entitled and to distribute the votes among the candidates for election as the holder of the proxy sees fit. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorom. Election of Directors shall be decided by plurality vote.

    The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with his best judgment thereon. Any such matter submitted for stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

    Abstentions and broker non-votes (except on matters for which brokers lack discretionary authority to vote under New York Stock Exchange rules) will be counted and will have the same effect as "no" votes.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains certain information at the Record Date as to:
(1) all persons who, to the knowledge of Zenith, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, (2) each of the Executive Officers named in the Summary Compensation Table ("Named Executive Officers"), (3) each of the Directors of Zenith and (4) all Executive Officers (including Named Executive Officers) and Directors as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

                                                      AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP (1)   OF CLASS
--------------------------------------------------  ------------------------   --------
Reliance Insurance Company(2)(3)..................             6,574,445          38.4%
  3 Parkway
  Philadelphia, PA 19102
Royce Group(4)....................................             1,341,900           7.8%
  1414 Avenue of the Americas
  New York, New York 10019
Harvey L. Silbert(3)(5)(6)........................             1,053,640           6.2%
  10100 Santa Monica Blvd.
  Suite 2200
  Los Angeles, CA 90067
Stanley R. Zax(3)(5)(7)...........................               848,564           4.8%
  21255 Califa Street
  Woodland Hills, CA 91367
James P. Ross(8)..................................                39,594             *
  21255 Califa Street
  Woodland Hills, CA 91367
Keith E. Trotman(9)...............................                34,847             *
  21255 Califa Street
  Woodland Hills, CA 91367
Fredricka Taubitz(10).............................                33,677             *
  21255 Califa Street
  Woodland Hills, CA 91367
Jack D. Miller(11)................................                25,035             *
  21255 Califa St.
  Woodland Hills, CA 91367

                                                      AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP (1)   OF CLASS
--------------------------------------------------  ------------------------   --------
John J. Tickner(12)...............................                24,333             *
  21255 Califa Street
  Woodland Hills, CA 91367
Gerald Tsai, Jr.(5)...............................                 5,000             *
  200 Park Ave.
  New York, New York 10166
Max M. Kampelman(5)...............................                 4,992             *
  1001 Pennsylvania Avenue N.W.
  Washington D.C. 20004
William Steele Sessions(5)(13)....................                 1,461             *
  Weston Centre
  112 East Pecan St.
  San Antonio, TX 78205
Robert J. Miller(5)...............................                     0             0
  3773 Howard Hughes Parkway
  Third Floor South
  Las Vegas, NV 89109
Michael Wm. Zavis(5)..............................                     0             0
  525 West Monroe St. Suite 1600
  Chicago, IL 60661
George E. Bello(5)(14)............................                     0             0
  Park Avenue Plaza
  55 East 52nd Street
  New York, NY 10055
Robert M. Steinberg(5)(14)........................                     0             0
  Park Avenue Plaza
  55 East 52nd Street
  New York, NY 10055
Saul P. Steinberg(5)(14)(15)......................             6,574,445          38.4%
  Park Avenue Plaza
  55 East 52nd Street
  New York, NY 10055
All Executive Officers (including Named Executive
  Officers) and
  Directors as a group (15 persons)(16)...........             8,645,588          48.5%

--------------------------
*   Less than 1%

(1) Subject to applicable community property and similar statutes.

(2) Number of shares shown includes 39,110 shares held by Reliance Direct Insurance Company and 39,110 shares held by United Pacific Insurance Company of New York, both wholly owned subsidiaries of Reliance Insurance Company. Reliance Insurance Company is a wholly-owned subsidiary of Reliance Financial Services Corporation, which is a wholly-owned subsidiary of Reliance Group Holdings, Inc. Saul P. Steinberg, members of his family, four separate trusts and a family partnership own approximately 44% of the common stock of Reliance Group Holdings, Inc. and, as a result of such stock holdings, Saul P. Steinberg may be deemed to control Reliance Group Holdings, Inc. Pursuant to an Amended Exemption issued to Reliance Insurance Company by the Insurance Commissioner of the State of California, Reliance Insurance Company has agreed that it will not vote shares in excess of 28.7% of the outstanding Common Stock unless it obtains the Insurance Commissioner's consent or qualifies for an exemption from such consent.

(3) Reliance Insurance Company and each of Harvey L. Silbert (individually and as trustee of a family trust) and Stanley R. Zax were granted certain rights to require Zenith to register for sale, under the Securities Act of 1933, shares of Common Stock beneficially owned by each of them. Zenith granted these rights in connection with the sale in February 1981 of an aggregate of 1,387,375 shares of Common Stock (20.5% of the then outstanding shares) to Reliance Insurance Company by certain selling stockholders, including Messrs. Silbert and Zax.

(4) On February 22, 1999, Zenith received a copy of an information statement on
    Schedule 13G filed with the United States Securities and Exchange Commission on February 17, 1999 by a group consisting of Royce & Associates, Inc. ("Royce"), Royce Management Company ("RMC"), and Charles M. Royce. The information in the table is based on such filing. The filing indicates that Royce beneficially owns 1,301,200 shares, as to which it holds sole voting and dispositive power; that RMC beneficially owns 40,700 shares, as to which it holds sole voting and dispositive power; and that Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares owned by Royce and RMC. Charles M. Royce holds no shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC.

(5) Director of Zenith.

(6) Number of shares shown includes 173,551 shares held by Mr. Silbert as trustee of certain family trusts, as to which shares Mr. Silbert disclaims beneficial ownership. Number of shares shown also includes 880,089 shares held by The Harvey L. and Lillian Silbert Family Trust, a revocable trust, of which Mr. Silbert is a trustee.

(7) Chief Executive Officer of Zenith. Number of shares shown includes 1,030 shares owned by Mr. Zax as custodian for his adult children, as to which shares Mr. Zax disclaims beneficial ownership, and 600,000 shares, as to which options are or will become exercisable within sixty days after the Record Date.

(8) Executive Officer of Zenith. Number of shares shown includes 37,500 shares, as to which options are or will become exercisable within sixty days after the Record Date.

(9) Executive Officer of Zenith for part of last fiscal year, but not as of the end of such year. Number of shares shown includes 4,847 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan and 20,000 shares, as to which options are or will become exercisable within sixty days after the Record Date.

(10) Executive Officer of Zenith. Number of shares shown includes 5,927 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan and 21,250 shares, as to which options are or will become exercisable within sixty days after the Record Date.

(11) Executive Officer of Zenith. The amount shown consists of 35 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan and 25,000 shares, as to which options are or will become exercisable within sixty days after the Record Date.

(12) Executive Officer of Zenith. Number of shares shown consists of 1,833 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan and 22,500 shares, as to which options are or will become exercisable within sixty days after the Record Date.

(13) Shares shown are held in Mr. Sessions' Simplified Employee Pension -- Individual Retirement Account.

(14) Director of Reliance Insurance Company.

(15) Shares shown are those owned by Reliance Insurance Company and certain of its subsidiaries. See notes (2) and (3) above.

(16) Number of shares shown includes 726,250 shares, as to which options are or will become exercisable within sixty days after the Record Date. Number of shares shown also includes 6,574,445 shares owned by Reliance Insurance Company and certain of its subsidiaries. See notes (2), (3) and (15) above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations of the Securities and Exchange Commission (the "Commission") thereunder require Zenith's Executive Officers and Directors, and persons who own more than ten percent of a registered class of Zenith's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange and to furnish Zenith with copies of all such forms they file.

    Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, Zenith believes that, during the year ended December 31, 1998, all filing requirements applicable to its Executive Officers, Directors, and 10% stockholders were complied with.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    It is the intention of the persons named in the enclosed proxy, unless otherwise specifically instructed, to vote the proxies received by them for the election of the nominees listed in the table below as Directors of Zenith. In the event that there should be cumulative voting in the election of Directors, as set forth in this Proxy Statement under "Voting" above, it is the intention of such persons to distribute the votes represented by each proxy among such nominees in such proportion as they see fit, unless otherwise specifically instructed.

    All nominees have consented to being named herein and have indicated their intention to serve if elected. In the unanticipated event that any of the nominees becomes unable to serve as a Director, the proxies will be voted for a substitute nominee in accordance with the best judgment of the person or persons voting them.

    A Director of Zenith serves until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

    The nominees for Director listed below were designated by the Board of Directors of Zenith. The information with respect to each nominee is as supplied or confirmed by such nominee.

                                    SERVED AS     POSITIONS AND        PRINCIPAL OCCUPATIONS AND          OTHER PUBLICLY HELD
                                    DIRECTOR    OFFICES HELD WITH        EMPLOYMENT DURING PAST          CORPORATIONS IN WHICH
            NAME              AGE     SINCE           ZENITH                   FIVE YEARS                  DIRECTORSHIPS HELD
----------------------------  ---   ---------  --------------------  ------------------------------  ------------------------------
George E. Bello               63       May     Director of Zenith    Executive Vice President        Reliance Group Holdings, Inc.;
(1)                                   1984     and Zenith Insurance  and Controller of Reliance      Horizon Health Corporation;
                                                                     Group Holdings, Inc. for more   LandAmerica Financial Group,
                                                                     than the past five years (2)    Inc.

Max M. Kampelman              78    February   Director of Zenith    Attorney, Of Counsel, since     None
                                      1989     and Zenith Insurance  March 1991, and Partner,
                                                                     January 1989 to March 1991,
                                                                     Fried, Frank, Harris, Shriver
                                                                     & Jacobson; Counselor of the
                                                                     Department of State and Head
                                                                     of the U.S. Delegation to
                                                                     Negotiations on Nuclear and
                                                                     Space Arms with the Soviet
                                                                     Union from January 1985 to
                                                                     January 1989

Robert J. Miller              54    February   Director of Zenith    Attorney, Senior Partner,       Newmont Mining Corporation;
                                      1999     and Zenith Insurance  Jones Vargas since January      Paging Network, Inc.
                                                                     1999; Governor of Nevada for
                                                                     the ten years prior to January
                                                                     1999

William Steele Sessions       68    September  Director of Zenith    Attorney, Sessions & Sessions,  The Kroll-O'Gara Company
                                      1993     and Zenith Insurance  L.C. since March 1995;
                                                                     Security Consultant since July
                                                                     1993; Director, Federal Bureau
                                                                     of Investigation from 1987 to
                                                                     1993

Harvey L. Silbert             86     January   Director of Zenith    Attorney, Of Counsel, Loeb &    None
(1)(3)                                1978     and Zenith            Loeb LLP since March 1991; Of
                                               Insurance, Member of  Counsel, Wyman, Bautzer,
                                               Performance Bonus     Kuchel & Silbert for more than
                                               Committee             five years prior to March
                                                                     1991; management of personal
                                                                     investments for more than the
                                                                     past five years

Robert M. Steinberg           56    February   Director of Zenith    President and Chief Operating   Reliance Group Holdings, Inc.;
(1)(4)                                1981     and Zenith Insurance  Officer of Reliance Group       LandAmerica Financial Group,
                                                                     Holdings, Inc. and Chairman of  Inc.
                                                                     the Board and Chief Executive
                                                                     Officer of Reliance Insurance
                                                                     Company for more than the past
                                                                     five years (2)

                                    SERVED AS     POSITIONS AND        PRINCIPAL OCCUPATIONS AND          OTHER PUBLICLY HELD
                                    DIRECTOR    OFFICES HELD WITH        EMPLOYMENT DURING PAST          CORPORATIONS IN WHICH
            NAME              AGE     SINCE           ZENITH                   FIVE YEARS                  DIRECTORSHIPS HELD
----------------------------  ---   ---------  --------------------  ------------------------------  ------------------------------
Saul P. Steinberg             59    February   Director of Zenith    Chairman of the Board and       Reliance Group Holdings, Inc.;
(1)(4)                                1981     and Zenith Insurance  Chief Executive Officer of      Symbol Technologies, Inc.
                                                                     Reliance Group Holdings, Inc.
                                                                     for more than the past five
                                                                     years (2)

Gerald Tsai, Jr.              70    December   Director of Zenith    Management of private           The Meditrust Companies;
                                      1991     and Zenith            investments since January       Saks Incorporated;
                                               Insurance, Chairman   1989; Chairman, President, and  Rite Aid Corporation; Sequa
                                               of Performance Bonus  Chief Executive Officer of      Corporation; Triarc Companies,
                                               Committee             Delta Life Corporation,         Inc.;
                                                                     February 1993 to October 1997;  United Rentals, Inc.
                                                                     Chairman and CEO, Primerica
                                                                     Corp., February 1987 to
                                                                     December 1988

Michael Wm. Zavis             61    September  Director of Zenith    Attorney, Co-Managing Partner,  None
                                      1998     and Zenith            Katten, Muchin & Zavis for
                                               Insurance, Chairman   more than the past five years
                                               of Audit Committee,
                                               Member of
                                               Performance Bonus
                                               Committee

Stanley R. Zax                61      July     Chairman of the Board and President of Zenith and     None
(1)                                   1977     Zenith Insurance for more than the past five years;
                                               Chairman of the Board of CalFarm Life Insurance
                                               Company for more than five years prior to December
                                               1995; Chairman of the Board and President of CalFarm
                                               Insurance Company ("CalFarm") for more than five
                                               years prior to January 1995; and Chairman of the
                                               Executive Committee of the Board of Directors of
                                               CalFarm from January 1995 to March 1999 (5)

------------------------------

(1) In connection with the sale in February 1981 of an aggregate of 1,387,375 shares of Common Stock (20.5% of the then outstanding shares) to Reliance Insurance Company by certain selling stockholders, including Messrs. Silbert and Zax, the selling stockholders agreed to use their best efforts to expand the Boards of Directors of Zenith and Zenith Insurance and to cause (so long as Reliance Insurance Company owns at least 10% of Zenith's outstanding Common Stock) the election thereto of three qualified persons designated by Reliance Insurance Company. George E. Bello, Robert M. Steinberg and Saul P. Steinberg have been so designated.

(2) Reliance Insurance Company, Reliance Group Holdings, Inc. and Reliance Financial Services Corporation are insurance and insurance holding companies. Based on Reliance Insurance Company's and certain of its subsidiaries' holdings of Common Stock, Reliance Insurance Company, Reliance Group Holdings, Inc., and Reliance Financial Services Corporation may be deemed to be affiliates of Zenith.

(3) Mr. Silbert is of counsel to the law firm of Loeb & Loeb LLP, which performed certain legal services for Zenith in 1998.

(4) Robert M. Steinberg and Saul P. Steinberg are brothers.

(5) Zenith Insurance is a wholly-owned subsidiary of Zenith, as were CalFarm Life Insurance Company and CalFarm, until their sales in December 1995 and March 1999, respectively.

    The Board of Directors communicated frequently during the year ended December 31, 1998 and held four formal meetings. Zenith's Board of Directors has a standing Audit Committee and a Performance Bonus Committee but has no nominating committee or any committee performing similar functions. The sole member and Chairman of the Audit Committee is currently Mr. Zavis, who was appointed to the Board of Directors and became the sole member and Chairman of the Audit Committee in September 1998 after the death of the former sole member and Chairman, Jack M. Ostrow, in May 1998. The functions of the Audit Committee are to recommend to the Board of Directors retention or change of Zenith's independent auditors; to consider the range of audit and non-audit fees; to review the independence of the auditors; to meet with the auditors and Zenith's internal audit personnel to discuss and review the results of their respective examinations and audit plans for the ensuing year; to review the adequacy of Zenith's system of internal accounting controls and like matters. The Audit Committee is also authorized to review and discuss other matters as it deems appropriate. During 1998, the Audit Committee communicated frequently with Zenith's financial and accounting and internal audit department personnel and independent auditors, including at six formal meetings. The Performance Bonus Committee, consisting of Messrs. Tsai (Chairman), Silbert and Zavis, is responsible for performance-based compensation plans for Executive Officers, namely, the Executive Officer Bonus Plan and the 1996 Employee Stock Option Plan as it relates to grants thereunder to Executive Officers. The Board of Directors retains responsibility for all other compensation matters. The Performance Bonus Committee did not hold any formal meetings in 1998, but communicated frequently and took action by unanimous written consent. Each Director, except Messrs. Kampelman and Saul P. Steinberg, attended at least 75% of the aggregate of all meetings of the Board of Directors and of any committees thereof on which such Director served.

                            DIRECTORS' COMPENSATION

    Zenith pays each Director (other than Mr. Zax, who receives no additional compensation therefor) a fee of $50,000 per annum for serving as a member of the Board of Directors. Mr. Zavis also receives a fee of $25,000 per annum for serving as the Chairman and sole member of Zenith's Audit Committee.

                             EXECUTIVE COMPENSATION

    The following table sets forth information regarding the compensation paid during the 1996, 1997 and 1998 fiscal years to the Named Executive Officers. The Named Executive Officers are Zenith's Chief Executive Officer, its four other most highly compensated Executive Officers serving as of December 31, 1998 and one other individual, who served as an Executive Officer during a portion of 1998, but not as of December 31, 1998. Such individual would have been one of the four other most highly compensated Executive Officers as of December 31, 1998 if he had been serving as an Executive Officer on such date and is included in the table pursuant to regulations of the Commission.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                                                                --------------
                                                                                                    AWARDS
                                                             ANNUAL COMPENSATION                --------------
                                                ---------------------------------------------     SECURITIES
                                                                               OTHER ANNUAL       UNDERLYING      ALL OTHER
                                                                               COMPENSATION        OPTIONS/      COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR  SALARY ($)  BONUS ($)(1)           ($)             SARS (#)         ($)(5)
----------------------------------------  ----  ----------  ------------     ----------------   --------------   ------------
STANLEY R. ZAX                            1998   1,023,612            0                 0                0          36,966
Chairman of the Board and                 1997   1,025,248            0                 0                0          36,966
President of Zenith and                   1996   1,027,320    1,000,000                 0        1,000,000          31,926
Zenith Insurance

JACK D. MILLER(2)                         1998     415,600            0                 0                0           2,880
Executive Vice President of               1997      --          --                --                --              --
Zenith Insurance                          1996      --          --                --                --              --

FREDRICKA TAUBITZ                         1998     406,600            0                 0                0           8,960
Executive Vice President and              1997     391,600            0                 0           25,000           8,926
Chief Financial Officer of Zenith         1996     391,600      200,000                 0                0           8,926
and Zenith Insurance

JAMES P. ROSS                             1998     283,717            0                 0                0           9,111
Senior Vice President of                  1997     283,717            0            15,588(3)             0          10,343
Zenith and Zenith Insurance               1996     283,717      100,000                 0                0           7,971

JOHN J. TICKNER                           1998     269,268            0                 0                0          21,025
Senior Vice President and                 1997     252,939            0                 0           25,000          20,991
Secretary of Zenith and Senior Vice       1996     253,704      100,000                 0           10,000          20,991
President, General Counsel and
Secretary of Zenith Insurance

KEITH E. TROTMAN(4)                       1998     350,100      200,000                 0                0          10,400
Senior Vice President of                  1997     340,100      200,000                 0                0          10,366
Zenith Insurance                          1996     340,100      200,000                 0           10,000           7,846

------------------------------

(1) All amounts shown were determined and paid under Zenith's Executive Officer Bonus Plan except for Mr. Trotman's 1997 and 1998 bonuses, which were discretionary.

(2) Mr. Miller was designated an Executive Officer on February 24, 1998.

(3) Amount shown represents reimbursement of certain income tax liabilities.

(4) Executive Officer of Zenith for part of fiscal year 1998, but not as of the end of such year.

(5) The following amounts are included in the above table: (a) Zenith's matching contributions made in fiscal year 1998 to The Zenith 401(k) Plan, as follows: Stanley R. Zax, none; Jack D. Miller, none; Fredricka Taubitz, $3,200; James P. Ross, none; John J. Tickner, $3,200 and Keith E. Trotman, $3,200; (b) the dollar value of insurance premiums paid in fiscal year 1998 by, or on behalf of, Zenith with respect to term life insurance for the benefit of the Named Executive Officer, as follows: Stanley R. Zax, $14,040; Jack D. Miller, $2,880; Fredricka Taubitz, $5,760; James P. Ross, $2,940; John J. Tickner, $4,500; and Keith E. Trotman, $7,200; and (c) the dollar value of the benefit to the Named Executive Officer of premiums paid by, or on behalf of, Zenith during fiscal year 1998, with respect to certain split dollar life insurance policies, as follows: Stanley R. Zax, $22,926; Jack D. Miller, none; Fredricka Taubitz, none; James P. Ross, $6,171; John J. Tickner, $13,325; and Keith E. Trotman, none.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    No options or SARs were granted to any of the Named Executive Officers in fiscal year 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                               VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES              IN-THE-MONEY
                                                                UNDERLYING UNEXERCISED        OPTIONS/SARS AT FY-END
                                   SHARES                     OPTIONS/SARS AT FY-END (#)              ($)(1)
                                ACQUIRED ON       VALUE       ---------------------------   ---------------------------
             NAME               EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  ------------   ------------   -----------   -------------   -----------   -------------
Stanley R. Zax                     --              --          400,000          600,000             0               0
Jack D. Miller                     --              --           25,000           75,000             0               0
Fredricka Taubitz                  25,000          27,843       21,250           23,750        23,438           7,813
James P. Ross                      25,000          29,906       37,500           12,500        58,594          19,531
John J. Tickner                    10,000          12,731       22,500           27,500        17,578           5,860
Keith E. Trotman(2)                25,000          28,944       20,000           10,000        23,438           7,813

------------------------

(1) Based on the $23.1250 closing price of the Common Stock on the New York Stock Exchange on December 31, 1998.

(2) Executive Officer for part of fiscal year 1998, but not as of the end of such year.

              EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

    Effective December 11, 1997, Zenith entered into an amended and restated employment agreement with Mr. Zax, which extended the expiration date of his employment agreement from December 31, 1998 to December 31, 2002. The amended and restated employment agreement provides for an annual base compensation plus an annual bonus to be determined under Zenith's Executive Officer Bonus Plan. Under the agreement, Mr. Zax's base compensation is continued at $1,000,000, subject to such increases as the Board of Directors may determine from time to time. Upon Mr. Zax's death, Zenith will continue to pay either his wife, children or estate his base compensation and annual bonus for a period of twelve months. If Mr. Zax's employment is terminated for disability, he will receive his base compensation and annual bonus for a period of six months. If Mr. Zax's employment is terminated for breach by him of his employment agreement, he will receive his base compensation through the end of the month in which the termination occurs. If his employment is terminated for any reason other than for breach of his employment agreement, death, or disability, Zenith will pay Mr. Zax his base compensation and annual bonus through the term of his employment agreement. Upon a Change in Control (as defined in the employment agreement) of Zenith, all stock options and stock appreciation rights granted to Mr. Zax, to the extent not exercisable at such time, become immediately exercisable. In addition, if Mr. Zax's employment is terminated subsequent to any Change in Control, either by Mr. Zax within 180 days of the Change in Control or by Zenith for any reason other than disability or breach of his employment agreement, Mr. Zax is entitled to receive Severance Payments (as defined below).

    Effective October 20, 1997, Zenith Insurance entered into an employment agreement with Mr. Miller, for a term expiring on October 31, 2002. The employment agreement provides for an annual base salary plus an annual discretionary bonus and certain additional benefits. The employment agreement was entered into prior to Mr. Miller becoming an Executive Officer in 1998, but any bonus payable to him would be determined under the Executive Officer Bonus Plan. The base compensation is currently $400,000, subject to such increases as the Board of Directors of Zenith Insurance may determine from time to time.

    Effective December 11, 1997, Zenith entered into an amended and restated employment agreement with Ms. Taubitz, which extends the expiration date of her employment agreement from October 1, 1998 to December 31, 2002. The amended and restated employment agreement provides for annual base compensation plus bonus to be determined under Zenith's Executive Officer Bonus Plan and certain additional benefits. The base compensation is currently $391,000, subject to such increases as the Board of Directors may determine from time to time.

    Effective January 5, 1998, Zenith entered into an amended and restated employment agreement with Mr. Tickner, which extends the expiration date of his employment agreement from October 1, 1998 to March 1, 2001. The amended and restated employment agreement provides for an annual base compensation plus an annual bonus to be determined under Zenith's Executive Officer Bonus Plan and certain additional benefits. The base compensation is currently $265,000, subject to such increases as the Board of Directors may determine from time to time.

    Zenith's employment agreements with Mr. Miller, Ms. Taubitz and Mr. Tickner provide that if the executive's employment is terminated by Zenith other than for cause or disability, the executive is entitled to Severance Payments. In addition, each of Ms. Taubitz and Mr. Tickner may terminate her or his employment with Zenith and receive Severance Payments should (a) Mr. Zax cease, for any reason other than death or disability, to be the full-time Chairman of the Board and President of Zenith, (b) she or he be prohibited or restricted in the performance of her or his duties, (c) any payment due her or him under her or his agreement remain unpaid for more than 60 days, or (d) she or he give written notice to Zenith of termination of her or his employment agreement within 180 days following a Change in Control (as defined in the employment agreements) of Zenith. Mr. Miller may terminate his employment with Zenith and receive Severance Payments in the event of (b), (c) or (d) in the immediately preceding sentence.

    For purposes of the foregoing, "Severance Payments" include the following benefits: (1) in the case of Mr. Tickner, all salary payments that would have been payable to him for the greater of (a) the remaining term of the employment agreement or (b) one year, plus a pro rata portion of any bonus that would have been payable to him with respect to the year of termination; (2) in the case of Mr. Miller, all salary payments that would have been payable to him for the greater of (a) the remaining term of the employment agreement or (b) two years, plus any bonus that would otherwise have been payable to him for such period;
(3) in the case of Mr. Zax and Ms. Taubitz, a cash lump sum payment equal to the greater of (a) twice the sum of the executive's then current base compensation and the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment or (b) the actuarial equivalent of the base compensation and annual bonuses that would have been payable to the executive under the remaining term of the employment agreement; (4) continuation of life, disability, dental, accident and group health insurance benefits, plus an additional amount necessary to reimburse the executive for any taxes attributable solely to the executive's receipt of such benefits; (5) in the case of Ms. Taubitz and Mr. Tickner, vesting of all stock option and similar rights; and (6) an additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes under section 4999 of the Internal Revenue Code of 1986, as amended.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 1998, all decisions on Executive Officer compensation, other than decisions related to performance-based compensation plans, were made by the Board of Directors. Mr. Zax, Chairman of the Board and President, is a member of the Board of Directors, and except with respect to his own compensation, participated in the Board of Directors' deliberations concerning Executive Officer compensation.

    The Performance Bonus Committee, consisting of Messrs. Silbert, Tsai and Zavis, determines matters relating to performance-based compensation plans for Executive Officers. Mr. Silbert is of counsel to the law firm of Loeb & Loeb LLP, which performed certain legal services for Zenith in 1998.

       BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION; PERFORMANCE
                  BONUS COMMITTEE REPORT ON PERFORMANCE BASED
                   COMPENSATION PLANS FOR EXECUTIVE OFFICERS

    Zenith's entire Board of Directors made determinations with respect to compensation of Executive Officers in 1998, except with respect to Mr. Zax's compensation, which is established in Board of Directors' actions from which Mr. Zax excuses himself and in which he does not participate, and except with respect to matters related to performance-based compensation plans for Executive Officers. The Performance Bonus Committee made determinations under performance-based compensation plans for Executive Officers. The Board of Directors' report on Executive Compensation and the Performance Bonus Committee's report on its determinations shall not be deemed to be incorporated by reference through any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

    The Board of Directors' report on Executive Compensation follows:

    EXECUTIVE OFFICERS

    The level of compensation for Executive Officers of Zenith is intended to be competitive (that is, "attractive") and to provide appropriate incentives. Executive Officers of Zenith are generally compensated through salary, grants of stock options, and bonuses under the Executive Officer Bonus Plan. The Executive Officer Bonus Plan, approved by the stockholders of Zenith at the 1994 Annual Meeting, is administered by the Performance Bonus Committee. The Performance Bonus Committee also grants stock options to Executive Officers under Zenith's 1996 Employee Stock Option Plan. The report of the Performance Bonus Committee follows this report.

    The level of an Executive Officer's base compensation is generally based on a combination of (1) the performance of Zenith, (2) the performance of the insurance subsidiary, if any, to which the Executive Officer is principally assigned, and (3) a subjective and qualitative evaluation of the personal contribution made by the Executive Officer to Zenith. Success in these areas does not translate mechanically into compensation levels; the manner in which these factors are taken into account is discretionary with the Board of Directors and is not based on any formulaic weighting.

    The performance of Zenith is generally measured by the combined ratio of its property and casualty insurance operations and by its overall profitability. Zenith strives for and has achieved long term average combined ratios that are about 100%. Zenith also strives for combined ratios that compare favorably in both the short- and long-term with insurers primarily engaged in writing workers' compensation insurance. In addition, Zenith endeavors to have loss ratios that are among the lowest for the industry in any rolling previous five year period. The performance of the Zenith insurance subsidiaries is generally measured by their combined ratios and profitability, as applicable.

    With respect to the subjective and qualitative evaluation of an Executive Officer's personal contribution to the business of Zenith, a variety of factors are taken into account. These factors vary and include, but are not limited to, the manner in which the Executive Officer favorably affects Zenith's combined ratio and profitability. Equally, if not more, important is the manner in which the Executive Officer performs in Zenith's environment, which fosters an entrepreneurial spirit, teamwork, and a commitment to education. Zenith believes an entrepreneurial spirit maximizes profits, promotes sound execution of good business fundamentals, and maintains a pool of executive talent. Teamwork is crucial to the effective and efficient implementation of Zenith's goals. A commitment to education means a dedication to lifelong learning and training for oneself and creating conditions so that the workforce is similarly dedicated. Such dedication is critical to Zenith's ability to address changes in market conditions and use such changes to its competitive advantage. In such an environment, proactive and innovative approaches are strongly encouraged and rewarded.

    On the operational side, activities that demonstrate an opportunistic outlook, anticipation of changing business conditions and the development of postures to take advantage of opportunities to increase short-and long-term profits are rewarded. On the administrative side, efficiency, competence, strong compliance efforts, anticipation and avoidance of problems, as well as innovation, are rewarded.

    Certain of the Executive Officers are employed under employment agreements that provide for minimum base compensation and annual bonuses. Determinations as to salary increases for these Executive Officers, as well as those without employment agreements, are discretionary and are not made on the basis of a formulaic weighting of the factors described above. Bonuses are generally determined for Executive Officers in accordance with the Executive Officer Bonus Plan.

    In 1998, the combined ratio of Zenith's property and casualty operations was slightly greater than the combined ratio for the industry as a whole. Given this performance and taking into account the subjective and qualitative evaluations of individual Executive Officers, the level of each Executive Officer's base compensation was set accordingly. Please see the separate report of the Performance Bonus Committee for a discussion regarding the determination of annual bonuses for Executive Officers for 1998.

    STANLEY R. ZAX, CHIEF EXECUTIVE OFFICER

    Mr. Zax is never present when the Board of Directors deliberates with respect to his compensation and, accordingly, does not participate in Board of Directors' decisions on his own compensation.

    Mr. Zax's base salary for 1998 was specified in an amended and restated employment agreement executed in 1997. Under the employment agreement, which ends on December 31, 2002, increases in base compensation are at the discretion of the Board of Directors and are not based on a formulaic weighting of factors. In determining whether to grant any salary increase, the same performance criteria that are applied to Executive Officers in general are applied to Mr. Zax. Also, as with Executive Officers generally, bonuses to Mr. Zax are determined in accordance with the Executive Officer Bonus Plan.

    Taking the objective and subjective criteria described above into account, the Board of Directors was generally satisfied with Mr. Zax's initiative and leadership during 1998. However, the Board of Directors is concerned, as is Mr. Zax, with certain aspects of Zenith's operations that have led to unsatisfactory results. The Board of Directors concurs in Mr. Zax's appraisal of steps that must be taken to address these issues and believes Mr. Zax's base compensation should continue at its present level, with incentives and rewards to be earned under the Executive Officer Bonus Plan.

    SECTION 162(m) POLICY

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the Federal income tax deduction that a public corporation may claim for annual compensation paid to certain executive officers. The limitation with respect to each affected Executive Officer is $1,000,000 per year. However, the limitation does not apply to compensation which is performance-based, earned under a plan approved by the corporation's stockholders and which satisfies certain other conditions set forth in Section 162(m) and the regulations thereunder. Stock option grants awarded to Executive Officers under Zenith's 1996 Employee Stock Option Plan and bonuses payable under the Executive Officer Bonus Plan are intended to comply with Section 162(m). Accordingly, neither income accruing to Executive Officers upon exercise of stock options nor the amount of any bonus payment made to Executive Officers under the Executive Officer Bonus Plan should be subject to the $1,000,000 limit on deductibility. The Board of Directors has determined that it will pay Mr. Zax's annual salary even though any portion in excess of $1,000,000 would not be deductible by Zenith.

                     Stanley R. Zax, Chairman of the Board

              George E. Bello                Robert M. Steinberg
              Max M. Kampelman               Saul P. Steinberg
              Robert J. Miller               Gerald Tsai, Jr.
              William Steele Sessions        Michael Wm. Zavis
              Harvey L. Silbert

    The Performance Bonus Committee's report of its determinations of performance-based compensation for Executive Officers follows:

    The Performance Bonus Committee is responsible for administering the Executive Officer Bonus Plan and for granting stock options to Executive Officers under the 1996 Employee Stock Option Plan. In so doing, the Performance Bonus Committee implements and reinforces the compensation philosophy of the Board of Directors, as set out in the Board of Directors' Report on Executive Compensation.

    EXECUTIVE OFFICER BONUS PLAN

    The Executive Officer Bonus Plan was approved by the stockholders at the 1994 Annual Meeting as a performance-based compensation plan. It provides for bonuses to Executive Officers based upon attainment by Zenith in any fiscal year of an objectively measured performance goal, namely a combined ratio that is below the industry's combined ratio. The Executive Officer Bonus Plan provides for bonuses to Executive Officers up to an amount equal to:

    100% of his or her salary at the beginning of the fiscal year if the Company Combined Ratio for such fiscal year is at least three percentage points, but less than five percentage points, below the Industry Combined Ratio or

    150% of his or her salary at the beginning of the fiscal year if the Company Combined Ratio for such fiscal year is at least five percentage points below the Industry Combined Ratio;

provided, however, in either instance, the Performance Bonus Committee may, in its sole discretion, on a case by case basis, reduce such bonus by any amount.

    In 1998, Zenith's combined ratio was 105.3%; the industry's 1998 combined ratio, as estimated and reported by A.M. Best Company, was 105.0%. Accordingly, the objective performance goal under the Executive Officer Bonus Plan was not met and no bonuses thereunder are payable to Executive Officers with respect to fiscal year 1998.

STOCK OPTION GRANTS

    EXECUTIVE OFFICERS

    From time to time the Performance Bonus Committee grants options to Executive Officers to purchase Common Stock. Options are considered a part of compensation to recognize an Executive Officer's contribution and to reinforce that Executive Officer's long term commitment to the success of Zenith. The Performance Bonus Committee's determination to grant options to an Executive Officer is based on the recommendation of the Chairman of the Board, subjective measures and prior grants to that Executive Officer. Beyond these general considerations, there is no particular formula governing the number of shares awarded.

    In 1998, none of the Named Executive Officers were granted options to purchase Common Stock under the 1996 Employee Stock Option Plan.

                               Gerald Tsai, Jr., Chairman
                               Harvey L. Silbert
                               Michael Wm. Zavis

                         STOCK PRICE PERFORMANCE GRAPH

    The Stock Price Performance Graph below compares the cumulative total returns of the Common Stock, the Standard and Poor's 500 Stock Index ("S&P 500") and the Standard and Poor's 500 Property-Casualty Insurance Index ("S&P PC") for a five year period. Stock price performance is based on historical results and is not necessarily indicative of future stock price performance. The following graph assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Common Stock, the S&P 500, and the S&P PC. The calculation of cumulative total return assumes reinvestment of dividends. The graph was prepared by Standard and Poor's Compustat, which obtained factual materials from sources believed by it to be reliable, but which disclaims responsibility for any errors or omissions contained in such data. The Stock Price Performance Graph shall not be deemed incorporated by reference through any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                           ZENITH, S&P 500 AND S&P PC
                     (PERFORMANCE RESULTS THROUGH 12/31/98)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              ZNT      S&P 500    S&P PC
1993          100.00     100.00     100.00
1994          106.14     101.32     104.90
1995          104.39     139.40     142.02
1996          138.94     171.40     172.58
1997          135.63     228.59     251.04
1998          126.50     293.91     233.59

                     PROPOSAL TO APPROVE AMENDMENT NO. 1 TO
      THE ZENITH NATIONAL INSURANCE CORP. 1996 EMPLOYEE STOCK OPTION PLAN
                             (ITEM 2 ON PROXY CARD)

    In 1996, the Board of Directors adopted, and Zenith's stockholders approved, the Zenith National Insurance Corp. 1996 Employee Stock Option Plan (the "1996 Employee Stock Option Plan"), which provides for the grant of stock options and stock appreciation rights to officers and employees of Zenith and its subsidiaries. The number of shares of Common Stock reserved for issuance pursuant to awards under the 1996 Employee Stock Option Plan was originally equal to 2,176,000.

    The Board of Directors adopted the 1996 Employee Stock Option Plan as part of its policy to reinforce the long term commitment to Zenith's success of those officers (including officers who are directors of Zenith) and other employees of Zenith and its subsidiaries who are or will be responsible for such success; to facilitate the ownership of Zenith's stock by such individuals, thereby reinforcing the identity of their interests with those of Zenith's stockholders; and to assist Zenith in attracting and retaining officers and other employees with experience and ability. On December 8, 1998, the Board of Directors determined that the 71,000 shares of Common Stock then remaining available for issuance pursuant to new awards under the 1996 Employee Stock Option Plan were insufficient to provide for the continued proper compensation and incentivization of Zenith's officers and employees. To address this issue, on December 8, 1998, the Board of Directors adopted, subject to stockholders' approval, Amendment No. 1 to the Zenith National Insurance Corp. 1996 Employee Stock Option Plan ("Amendment No. 1"), which would provide an additional 250,000 shares of Common Stock for issuance pursuant to new awards under the 1996 Employee Stock Option Plan. The Board of Directors believes that Amendment No. 1 reflects the best interests of Zenith and recommends its approval by stockholders.

    The summary that follows is subject to the actual terms of the 1996 Employee Stock Option Plan.

THE 1996 EMPLOYEE STOCK OPTION PLAN

    The 1996 Employee Stock Option Plan provides for the granting of nonqualified stock options ("NSOs") to purchase Common Stock, stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs"). NSOs granted under the 1996 Employee Stock Option Plan may be accompanied by SARs or LSARs, or both ("rights"). Rights may also be granted independently of NSOs. On April 9, 1999 the closing market price of the Common Stock on the New York Stock Exchange was $23.5625 per share.

PLAN ADMINISTRATION

    The 1996 Employee Stock Option Plan is administered in two parts. With respect to employees other than Executive Officers of Zenith, the Board of Directors is the plan administrator. With respect to Zenith's Executive Officers, the 1996 Employee Stock Option Plan is administered by the Performance Bonus Committee, or by another committee of Zenith's Board of Directors (the "Committee") consisting solely of two or more directors of Zenith who are "Non-employee Directors" within the meaning of Rule 16b-3 promulgated under
Section 16 of the Exchange Act and "outside directors" within the meaning of
Section 162(m) of the Code. Directors who serve as administrators of the 1996 Employee Stock Option Plan do not receive any remuneration in such capacity from the 1996 Employee Stock Option Plan. The 1996 Employee Stock Option Plan provides that no member of the Board of Directors or the Committee will be liable for any action or determination taken or made in good faith with respect to the 1996 Employee Stock Option Plan or any option or right granted thereunder.

    Subject to the terms of the 1996 Employee Stock Option Plan, the plan administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the vesting schedule and option price of such awards, and the effect, if any, of a change in control of Zenith on the exercisability, vesting and potential cash-out of such awards.

SECURITIES SUBJECT TO THE 1996 EMPLOYEE STOCK OPTION PLAN

    There were originally 2,176,000 shares of Common Stock reserved for issuance pursuant to awards under the 1996 Employee Stock Option Plan. As of the date hereof, 1,000 shares remain reserved for issuance pursuant to new awards. However, if Amendment No. 1 is approved by the stockholders, an additional 250,000 shares will be reserved for issuance pursuant to new awards under the 1996 Employee Stock Option Plan. The aggregate number of shares of Common Stock as to which options and rights may be granted to any single individual during any calendar year may not, subject to adjustment as set forth below, exceed 1,000,000.

    The 1996 Employee Stock Option Plan provides that, in the event of changes in the Common Stock by reason of a merger, reorganization, recapitalization, common stock dividend, stock split or similar change, the plan administrator will make appropriate adjustments in the aggregate number of shares available for issuance under the 1996 Employee Stock Option Plan and the option price to be paid or the number of shares issuable upon the exercise thereafter of any option previously granted.

ELIGIBILITY

    Grants of options and/or rights may be made to any officer (including officers who are directors) or employee of Zenith or its direct and indirect subsidiaries who is determined by the plan administrator to be in a position to contribute to the long-term success of Zenith.

EXERCISE OF OPTIONS

    Options will vest and become exercisable according to a schedule established by the plan administrator. In the case of options exercisable by installment, options not exercised during any one year may be accumulated and exercised during the remaining years of the option. Options will have a term of no more than ten (10) years, and any options that are not exercised prior to the expiration of such term will expire without value.

    The section entitled "Death -- Termination of Employment -- Restrictions on Transfer" describes the provisions that relate to the exercise of an option following termination of employment.

    The purchase price of the Common Stock purchased pursuant to the exercise of an option will be as determined by the plan administrator (but will not in any event be less than the fair market value of the Common Stock on the date of grant of the option) and may be adjusted in accordance with the antidilution provisions described in "Securities Subject to the 1996 Employee Stock Option Plan." Upon the exercise of any option, the purchase price must be fully paid in cash, cash equivalents, by delivery of Common Stock equal in market value to the option price, by means of a cashless exercise procedure or, in the discretion of the plan administrator, with proceeds of a loan from Zenith, or by a combination of the foregoing.

STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS

    SARs and LSARs may be granted either alone ("Free Standing Rights") or in conjunction with all or part of an NSO ("Related Rights"). Upon the exercise of an SAR, a holder is entitled to receive cash, unrestricted shares of Common Stock or any combination thereof, as determined by the plan administrator, in an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share specified in the related NSO (or in the case of a Free Standing Right, the price per share specified in such right), multiplied by the number of shares in respect of which the SAR is exercised. Upon the exercise of an LSAR, a holder is entitled to receive an amount in cash equal in value to (x) the excess of (i) the Change in Control Price (as defined by the plan administrator in the LSAR award agreement) of one share of Common Stock on the date of exercise over (ii) the option price per share specified in the related NSO (or in the case of an LSAR which is a Free Standing Right, the price per share specified in the Free Standing Right) multiplied by (y) the number of shares in respect of which the LSAR is exercised.

    With respect to SARs and LSARs that are Related Rights, which may be granted concurrently with or after the grant of an NSO, each such SAR and LSAR will terminate upon the termination or exercise of the pertinent portion of the related NSO, and the pertinent portion of the related NSO will terminate upon the exercise of any such SAR or LSAR. Unless otherwise determined by the plan administrator at grant, if an SAR or LSAR is granted with respect to less than the full number of shares covered by a related NSO, the SAR or LSAR will only be reduced if and to the extent that the number of shares covered by the exercise or termination of such NSO exceeds the number of shares not covered by such SAR or LSAR. LSARs that are Related Rights can only be exercised within the 30-day period following a Change in Control (as defined by the plan administrator in the LSAR award agreement) and only to the extent that the NSOs to which they relate are exercisable. SARs that are Related Rights may be exercised at any time that the underlying NSO is exercisable or, at the discretion of the plan administrator, in certain other limited circumstances. In the case of both SARs and LSARs that are Related Rights, such Related Rights may not be exercised during the first six months after grant except in the event of death or disability of the recipient prior to the expiration of the six-month period.

    SARs that are Free Standing Rights may be exercised at such time or times and may be subject to such terms and conditions as may be determined by the plan administrator at or after grant. LSARs that are Free Standing Rights can only be exercised within the 30-day period following a Change in Control. In the case of both SARs and LSARs that are Free Standing Rights, such Free Standing Rights may not be exercised during the first six months after grant thereof, except in the event of death or disability of the recipient prior to the expiration of the six-month period. The term of each Free Standing Right will be fixed by the plan administrator but may not exceed ten years from the date of grant. The price per share for each Free Standing Right will be set by the plan administrator but will not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

DEATH -- TERMINATION OF EMPLOYMENT -- RESTRICTIONS ON TRANSFER

    If an optionee should die while employed by Zenith or any of its subsidiaries or within three (3) months of the termination of such employment, any option held by such optionee may thereafter be exercised, to the extent the optionee would have been entitled to do so at the date of death or the termination of employment (whichever first occurs) or on such accelerated basis as the plan administrator may determine at or after grant. Such option may be exercised at any time within one (1) year from the date of such optionee's death or until the expiration of the stated term of such option, whichever period is shorter, by the optionee's executors or administrators or by any person or persons who shall have acquired the option from the optionee by bequest or inheritance.

    In the event an optionee shall cease to be an employee of Zenith or its subsidiaries other than by reason of death, any option held by the optionee may be exercised within three (3) months from the date of termination of employment (or until the expiration of the stated term of such option, if earlier) to the extent such option was exercisable as of the date of such termination of employment or on such accelerated basis as the plan administrator may determine at or after grant.

    In no event may any option be exercisable more than ten years from the date it is granted.

    Except as otherwise determined by the plan administrator in accordance with Rule 16b-3, options and rights are not transferable and are exercisable during the recipient's lifetime only by the recipient.

AMENDMENT; TERMINATION

    Except as provided below, the 1996 Employee Stock Option Plan will terminate in the year 2006, ten (10) years following its approval by Zenith's stockholders. The Board of Directors may terminate or amend the 1996 Employee Stock Option Plan at any time, except that stockholder approval is required for any amendment to (i) increase the maximum number of shares of stock which may be issued under the 1996 Employee Stock Option Plan (except for adjustments set forth in the 1996 Employee Stock Option Plan), (ii) change the class of individuals eligible to participate in the 1996 Employee Stock Option Plan, or
(iii) extend the term of the 1996 Employee Stock Option Plan or the period during which any option or right may be granted or exercised, but only to the extent required by Rule 16b-3 and/or Section 162(m) of the Code with respect to the material amendment of any employee benefit plan maintained by Zenith. Termination or amendment of the 1996 Employee Stock Option Plan will not affect previously granted options or rights, which will continue in effect in accordance with their terms.

PAYMENT OF TAXES

    Participants are required, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for federal income tax purposes, to pay to Zenith, or make arrangements satisfactory to the plan administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of Zenith under the 1996 Employee Stock Option Plan are conditional on the making of such payments or arrangements, and Zenith will have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant.

                       CERTAIN FEDERAL INCOME TAX EFFECTS

    Under current Federal income tax laws, awards under the 1996 Employee Stock Option Plan will generally have the following tax consequences:

NON-QUALIFIED STOCK OPTIONS

    A participant will generally not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. Zenith will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

    If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

    According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NSOs. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) the participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the fair market value of such shares on the date of receipt, and (c) the holding period for such additional shares will commence after the date of receipt.

RIGHTS

    A grant of SARs or LSARs has no Federal income tax consequences at the time of such grant. Upon the exercise of SARs or LSARs (other than a Free Standing
LSAR), the amount of any cash and the fair market value as of the date of exercise of any shares of Common Stock received is taxable to the participant as ordinary income. With respect to a Free Standing LSAR, however, a recipient should be required to include as taxable ordinary income on the Change in Control date an amount equal to the amount of cash that could be received upon the exercise of the LSAR, even if the LSAR is not exercised until a date subsequent to the Change in Control date. Zenith will generally be entitled to a deduction at the same time that is equal to the amount included in the participant's income. Upon the sale of any shares acquired upon the exercise of SARs or LSARs, participants will generally recognize capital gain or loss in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of ordinary income.

CAPITAL GAIN OR LOSS

    Net capital gain (I.E., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates.

                               NEW PLAN BENEFITS

    It is not possible to determine at this time the awards that will be granted in connection with the additional shares of Common Stock to be reserved for issuance under the 1996 Employee Stock Option

Plan pursuant to Amendment No. 1. No such awards have been made to any of the persons listed in the table below, which is provided pursuant to requirements of the Commission.

                           NAME AND POSITION                              OPTIONS GRANTED
------------------------------------------------------------------------  ---------------
STANLEY R. ZAX                                                                  --
 Chairman of the Board and President of Zenith and Zenith Insurance

JACK D. MILLER                                                                  --
 Executive Vice President of Zenith Insurance

FREDRICKA TAUBITZ                                                               --
 Executive Vice President and Chief Financial Officer of Zenith and
 Zenith Insurance

JAMES P. ROSS                                                                   --
 Senior Vice President of Zenith and Zenith Insurance

JOHN J. TICKNER                                                                 --
 Senior Vice President and Secretary of Zenith and Senior Vice
 President, General Counsel and Secretary of Zenith Insurance

EXECUTIVE OFFICER GROUP                                                         --

NON-EXECUTIVE DIRECTOR GROUP                                                    --

NON-EXECUTIVE OFFICER EMPLOYEE GROUP                                            --

NOMINEES FOR ELECTION AS DIRECTOR                                               --

EACH ASSOCIATE OF THE ABOVE-MENTIONED DIRECTORS, OFFICERS OR NOMINEES           --

VOTE REQUIRED

    Amendment No. 1 is being submitted for stockholder approval pursuant to rules of the New York Stock Exchange, which require the affirmative vote of a majority of the votes cast, in person or by proxy at the Annual Meeting, provided that the total number of votes cast on the proposal to approve Amendment No. 1 represents more than 50% of the outstanding shares of Common Stock entitled to vote thereon at the Annual Meeting.

    THE BOARD OF DIRECTORS HAS DETERMINED THAT AMENDMENT NO. 1 IS IN THE BEST INTERESTS OF ZENITH AND ITS STOCKHOLDERS AND HAS APPROVED AMENDMENT NO. 1. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF AMENDMENT NO. 1.

                  INFORMATION RELATING TO INDEPENDENT AUDITORS

    Zenith's independent auditor for fiscal year 1998 was PricewaterhouseCoopers LLP, successor in interest to Coopers & Lybrand L.L.P., and, upon the recommendation of the Audit Committee, the Board of Directors of Zenith has selected PricewaterhouseCoopers LLP as Zenith's independent auditor for fiscal year 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and to make a statement if they desire to do so. For information concerning Zenith's Audit Committee, see "Election of Directors" above.

                    STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL
                            MEETING OF STOCKHOLDERS

    Stockholders of Zenith who intend to submit proposals to Zenith's stockholders at the next Annual Meeting of Stockholders to be held in 2000 must submit such proposals to Zenith no later than December 20, 1999 in order for them to be included in Zenith's proxy materials for such meeting or no later than March 5, 2000 if proposals are not sought to be included in such proxy materials. Stockholder proposals should be submitted to Zenith National Insurance Corp., 21255 Califa Street, Woodland Hills, California 91367,
Attention: Secretary.

                                          By Order of the Board of Directors

                                          JOHN J. TICKNER
                                          SECRETARY

Dated: April 13, 1999

                                    [LOGO]
                                    PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                      OF ZENITH NATIONAL INSURANCE CORP.
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 20, 1999

     The undersigned stockholder hereby appoints Harvey L. Silbert and Stanley R. Zax and each or any of them (each with full power of substitution), proxies for the undersigned to vote all shares of Common Stock of Zenith National Insurance Corp. ("Zenith") owned by the undersigned at the Annual Meeting of Stockholders to be held on Thursday, May 20, 1999, at 9:00 a.m., at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof, in connection with the matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 13, 1999 (the "Proxy Statement"), copies of which have been received by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE STOCKHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AS PROVIDED BY ZENITH'S PROXY STATEMENT AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS THEY SEE FIT.

       (Continued and to be marked, signed and dated on other side)
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                         FOLD AND DETACH HERE

Please mark your votes as indicated in this example /X/

1. Election of Directors:

FOR all nominees listed below (except as marked to the contrary below) / /

WITHHOLD AUTHORITY to vote for all nominees listed below / /

George E. Bello, Max M. Kampelman, Robert J. Miller, William Steele Sessions, Harvey L. Silbert, Robert M. Steinberg, Saul P. Steinberg, Gerald Tsai, Jr., Michael Wm. Zavis and Stanley R. Zax.

(INSTRUCTION: To withhold authority for any individual nominee write that nominee's name in the space provided below.)

___________________________________________________________________________


2. Proposal to approve Amendment No. 1 to the 1996 Employee Stock Option Plan.
              For / /     Against / /     Abstain / /

3. In their discretion, upon such other matters as may properly come before the meeting.


Dated: _______________________________________, 1999

Signature __________________________________________

Signature __________________________________________

NOTE PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF EXECUTED BY A CORPORATION, AN AUTHORIZED OFFICER SHOULD SIGN, AND THE CORPORATE SEAL SHOULD BE AFFIXED. A PROXY FOR SHARES HELD IN JOINT OWNERSHIP SHOULD BE SIGNED BY EACH JOINT OWNER.

Please mark, sign and date this Proxy and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

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                          FOLD AND DETACH HERE